                                                                  Exhibit 10 (q)


                                      AGREEMENT


    THIS AGREEMENT dated as of January 1, 1996, by and among WARRANTECH CORPORATION, a Delaware corporation (the "Corporation"), and AMERICAN INTERNATIONAL GROUP, INC., a Delaware corporation ("AIG").

    WHEREAS, the parties to this Agreement are parties to that certain Securities Purchase Agreement dated July 19,1993 (the "Securities Purchase Agreement") and, in accordance with the terms and conditions hereof, desire to terminate the Securities Purchase Agreement; and

    WHEREAS, the Corporation, AIG Europe (UK) Limited, a wholly owned subsidiary of AIG incorporated in England ("AIGE"), Warrantech (UK) Limited, a wholly owned subsidiary of the Corporation incorporated in England
("Warrantech (UK)"), and Techmark Services Limited, a company incorporated in England ("Techmark"), are parties to that certain Joint Venture Agreement dated as of July 26, 1993 (the "Joint Venture Agreement") and, in accordance with the terms and conditions hereof, the Corporation and AIG desire to cause the termination of the Joint Venture Agreement; and

    WHEREAS, certain subsidiaries of AIG and Warrantech Automotive, Inc., a wholly owned subsidiary of the Corporation, are parties to that certain General Agency Agreement effective March 1, 1993 (the "General Agency
Agreement").

    NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained and for other good and valuable consideration, the parties hereto agree as follows:

                                      ARTICLE I
                       TRANSACTIONS COVERED BY THIS AGREEMENT;

                        ______EVENTS TO OCCUR AT CLOSING______

    1.1 Purchase of Preferred Stock and Options by the Corporation. Subject to and in reliance upon the representations, warranties, terms and conditions of this Agreement, the Corporation agrees to purchase from AIG, and AIG agrees to sell, (I) 3,234,697 shares of the Corporation's Convertible Preferred Stock, Series A (par value $.0007 per share) (the "Preferred Stock"), as represented by that certain stock certificate (number PA 1) dated October 18, 1993 (the "Stock Certificate"), and (ii) the Principal Option and Secondary Option (as those terms are defined in Sections 5.01(a) and (b) of the Securities Purchase Agreement) (the "Options"), as represented by that certain option letter issued by the Corporation and dated October 18, 1993 (the "Option Letter"). The consideration payable by the Corporation for the Preferred Stock and the Options shall be an aggregate of U.S.$6,430,000.

    1.2 Purchase of Joint Venture Interest by AIGE.Subject to and in reliance upon the representations, warranties, terms and conditions of this Agreement, AIG agrees to cause AIGE to purchase from the Corporation and Warrantech (UK), and the Corporation agrees, and agrees to cause Warrantech (UK), to sell, (i) an aggregate of 8090 B Ordinary Shares of Techmark (the "Techmark Shares"), as represented by those certain stock certificates (numbers 004, 006 and 008) dated July 26, 1993, October 25, 1993 and September 30, 1994, respectively (the "Techmark Share Certificates"), and (ii) that certain loan of the Corporation to Techmark in the amount of U.S.$980,122.50 (which is deemed to include all principal and interest accrued and unpaid thereon through the date hereof) (the "Techmark Loan"), pursuant to that certain loan agreement dated September 26, 1994 executed by Techmark in favor of Warrantech (UK). The consideration payable by AIGE for the Techmark Shares and the Techmark Loan shall be U.S.$2,858,317.50 and U.S.$980,122.50, respectively, for an aggregate of U.S.$3,838,440. In addition, subject to and in reliance upon the representations, warranties, terms and conditions of this Agreement, AIG agrees to cause Techmark to pay to Warrantech (UK) the sum of U.S.$195,600 (the "Software License Payment") which represents all amounts which are or may be due and owing to Warrantech (UK) under the Software License Agreement (as Defined in
Section 4.4 hereof) from AIGE and/or Techmark.

    1.3 Netting of Payments Under Sections 1.1 and 1.2; Deferred Payment of Balance of Section 1.1 Payments. (a) At the Closing referred to in Section 1.8 below, the entire amounts otherwise payable by AIGE pursuant to Section 1.2 shall be netted against the amount payable by the Corporation under Section 1.1. No cash payments shall be made at the Closing by either the Corporation or AIGE in respect of any amounts payable under Section 1.1 or Section 1.2 of this Agreement and Neither party will have any further obligation after the Closing with respect to such amounts except for the payment obligations of the Corporation as set forth in Section 1.3(b) below.

    (b) The balance (the "Section 1.1 Balance") of the amount payable by the Corporation under Section 1.1, U.S. $2,395,960, shall be paid by wire transfer of immediately available funds in 11 equal quarterly installments, without interest, of U.S. $205,000 commencing on June 30, 1996 and on each September 30, December 31,

March 31 and June 30 thereafter through and including December 31, 1998 with a final payment of U.S. $140,960 due and payable on March 31, 1999. In the event that a date on which a quarterly installment of the Section 1.1 Balance is not a day on which banks in the City of New York are generally open to the public (a "business day"), the due date for such payment shall be the business day immediately preceding such date. AIG and its affiliates will have no obligation to notify the Corporation of the due date of any installment of the Section 1.1 Balance. In the event (I) the Corporation shall fail to pay all or a portion of any quarterly installment of the Section 1.1 Balance on or prior to the due date thereof and shall have failed to make such payment within five
(5) days of written notice of such failure to pay, (ii) the Corporation commences a voluntary case or proceeding under Title 11, U.S. Code or any similar federal or state law for the relief of debtors (a "bankruptcy law"), or
(iii) an involuntary case or proceeding is commenced under a bankruptcy law which is not dismissed or withdrawn within 60 days of the commencement of such involuntary case or proceeding, then in any such event (each, a "Default Event") and with no further act by AIG or any of its affiliates, the entire remaining unpaid amount of the Section 1.1 Balance shall become immediately due and payable and interest shall accrue on and after such date on the entire amount thereof at the rate of 12% per annum (the "Default Rate"). Upon the occurrence of any Default Event, AIG shall have the option, exercisable in the sole discretion of AIG, to convert all or a portion of the remaining unpaid amount of the Section 1.1 Balance, together with any accrued interest thereon at the Default Rate to the date of conversion, into an equal aggregate liquidation preference of convertible preferred stock (the "Default Stock") of the Corporation having identical terms and provisions to those of the Preferred Stock as set forth in the Securities Purchase Agreement and in the certificate of designation of the Preferred Stock, except that the Default Stock shall be convertible into the Corporation's common stock at any time and the conversion terms of the Default Stock shall have the benefit of the anti-dilution provisions contained in the Preferred Stock as if the Default Stock had been issued on the date of this Agreement. The Corporation will be permitted to prepay all or a portion of the Section 1.1 Balance remaining at any time and any such prepayment, if less than the full payment of the remaining Section 1.1 Balance, shall be applied against the then remaining amount of the Section 1.1 Balance in the inverse order of maturity of the remaining quarterly installments.

    1.4 Payment of Contingent commission Funds with Respect to Subject Business. Subject to and in reliance upon the representations, warranties, terms and conditions of this Agreement, AIG agrees to release contingent commission funds totaling an aggregate of U.S. $1,480,000.00 (the "Contingent Commission Payment Amount"), with respect to the following four specific books of business for the 1993 and 1994 policy years (March 1, 1993 - February 28, 1994 and March 1, 1994 - April 30, 1995) (the "Subject Business")and which is comprised of the following amounts: 1993 used vehicle contracts (no U.S $ payment), 1993 new vehicle contracts (U.S. $927,917.83 payment), 1994 used vehicle contracts (U.S. $84,203.98 payment) and 1994 new vehicle contracts (U.S. $467,878.19 payment).

     1.5 Provision by the Corporation of Letters of Credit. Subject to and in reliance upon the representations, warranties, terms and conditions of this Agreement, the Corporation shall provide to AIG, as agent for each of the insurance companies subscribing to the General Agency Agreement (the "Subscribing Companies"), a letter of credit (the "Letter of Credit") to be in effect initially until July 31, 1996 and issued by Peoples Bank in an amount equal to U.S. $1,480,000.00 in the form attached hereto as Exhibit
A-1. In addition, the Corporation shall provide to AIG, as agent for each of the Subscribing Companies, at least thirty (30) days prior to the expiration of the Letter of Credit or any Replacement Letter of Credit (as hereafter defined), a replacement letter of credit having terms substantially identical to those of the Letter of Credit and otherwise in form and substance, and issued by a bank, satisfactory to AIG (each, a "Replacement Letter of Credit"), except that the expiration of each Replacement Letter of Credit shall be at least one year after the date of its issuance. The Corporation shall have an obligation to provide a Letter of Credit and Replacement
Letters of Credit such that there will be continually in place from the date of this Agreement through December 31, 2002, a letter of credit substantially identical to the Letter of Credit or any Replacement Letter of Credit. In the event that there remain unresolved claims at December 31, 2002 with respect to matters covered by the Letter of Credit or any Replacement Letter of Credit, at AIG's request the Corporation will obtain a letter of credit from a bank acceptable to AIG comparable to that set forth as Exhibit A-1 hereto in form and with a termination date satisfactory to AIG and covering the full amount of the unresolved claims. The cost of obtaining the Letter of Credit, each Replacement Letter of Credit and any subsequent letter of credit (including, but not limited to, commitment and other fees and fees and expenses of counsel) shall be borne entirely by the Corporation. The Letter of Credit and each Replacement Letter of Credit are transferable in AIG's sole discretion to one or more of its affiliates. For purposes of the preceding sentence "affiliate" means any person directly or indirectly controlling or controlled by or under direct or indirect common control with AIG.


           [SECTION 1.6 (4 PAGES) HAS BEEN REDACTED AND FILED SEPARATELY AS
                PART OF A CONFIDENTIALITY REQUEST WITH THE COMMISSION]




     1.7 Commutation of Houston General Insurance Company Reinsurance. AIG agrees that it will use its reasonable efforts after the Closing to attempt to negotiate with Houston General Insurance company ("Houston General"), on terms reasonably satisfactory to AIG, the transfer back to Houston General of the reinsurance portfolio relating to consumer product extended service contract programs provided by Warrantech Consumer Product Services, Inc. and other affiliates of the Corporation and ceded by Houston General to certain affiliates of AIG; provided, that the consideration to be paid by AIG in exchange for the release of liability associated with the commutation and portfolio transfer shall be either (a) not less than the unearned premium (net of ceding commission previously paid but including the risk fee portion of such unearned premium) or (b) all amounts in excess of the sum of U.S. $1,000,000 and claims previously paid in conjunction with the reinsurance agreement; and provided, further, that notwithstanding any provision of the applicable reinsurance agreement to the contrary premiums shall be deemed earned on a pro rata basis over the lives of the ceded policies. It is further agreed that AIG will not, and will cause its affiliates not to, advert in the course of marketing to information derived as a reinsurer of Houston General.

     1.8 Closing. The transactions described in Sections 1.1, 1.2, 1.3, 1.4 and 1.5(a) shall take place at a closing (the "Closing") to be held at the offices of AIG, 70 Pine Street, New York, New York 10270 on the date of this Agreement (the "closing Date") or on such other date and at such time as may be mutually agreed upon. At the Closing, the Corporation shall do the following: (i) cause

Warrantech (UK) to deliver the Techmark Share Certificates and assign the Techmark Loan to AIG with all requisite endorsements for transfer and assignment; (ii) deliver or cause the delivery of the fully executed Letter of Credit to AIG; and (iii) deliver to AIG the deeds of resignation of each of Messrs. Joel San Antonio, William Tweed and Bernard White, each in the form (but fully completed) set forth as Exhibit B hereto. At the Closing, AIG shall do the following: (I) deliver the Stock Certificate and the Option Letter to the Corporation with all requisite endorsements for transfer; (ii) cause an amount equal to the Contingent Commission Payment Amount to be wire transferred to the order of the Corporation; and (iii) deliver to the Corporation the letters of resignation of each of Messrs. Kurt R. Schwamberger and Joseph Umansky, each in the form (but fully completed) set forth as Exhibit C Hereto. No transaction shall be deemed to have been completed at the closing until all transactions to occur at the Closing shall have been completed.

                         ARTICLE II

      REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

          The Corporation represents and warrants to AIG as follows:

   2.1  Organization and Standing of the Corporation and Warrantech
(UK); Corporate Action. Each of the Corporation and Warrantech (UK) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. All necessary actions of the Board of Directors and shareholders of the Corporation, Warrantech (UK) and any other affiliate of the Corporation required by law or otherwise for the execution and performance of this Agreement and the consummation of the transactions contemplated hereby have been taken. This agreement is a legal, valid and binding agreement of each of the corporation and the other parties hereto (other than AIG), enforceable against the corporation and such other parties in accordance with its terms.

   2.2 Consents and Approvals. No authorization, consent, approval, waiver, license, permit, exemption of or filing with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or other third party, is required to be obtained by the Corporation or any other party hereto (other than AIG) or any affiliate of the Corporation to execute and deliver this Agreement or to consummate the transactions contemplated hereby.

   2.3 Compliance with Other Instruments. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby by the corporation or any of its affiliates, will breach, or result in a default under (including after notice and passage of time), or otherwise violate, (i) any mortgage, indenture, lease, agreement or instrument to which the Corporation or any of its affiliates is, or any of their respective properties or assets are, bound, (ii) the certificate of incorporation (or similar organization document) or by-laws of the Corporation or any of its affiliates or (iii) any judgment, decree, order, statute, rule or regulation applicable to the Corporation or any of its affiliates or any of its or their respective properties and assets.

   2.4 Joint Venture Interest. The Techmark Shares and the Techmark Loan comprise the entire interest of the Corporation and its affiliates in Techmark, and the transfer at the Closing of the Techmark Shares and the Techmark Loan to AIGE in accordance with the terms of this Agreement will vest good title to same in AIGE, free and clear of any and all security interests, liens, claims or other encumbrances and free of any rights of first refusal.

                         ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF AIG

          AIG represents and warrants to the Corporation as follows:

   3.1  Organization and Standing of AIG and AIGE; Corporate Action.
Each of AIG and AIGE is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. All necessary actions of the Board of Directors and shareholders of AIG and AIGE and any other affiliate of AIG required by law or otherwise for the execution and performance of this Agreement and the consummation of the transactions contemplated hereby have been taken. This Agreement is a legal, valid and binding agreement of AIG enforceable against AIG in accordance with its terms.

   3.2 Consents and Approvals. No authorization, consent, approval, waiver, license, permit, exemption of or filing with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or other third party, is required to be obtained by AIG or any affiliate of AIG to execute and deliver this Agreement or to consummate the transactions contemplated hereby.

   3.3 Compliance with Other Instruments. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby by AIG or any of its affiliates, will breach, or result in a default under (including after notice and passage of time), or otherwise violate, (i) any mortgage, indenture, lease, agreement or instrument to which AIG or any of its affiliates is, or any of their respective properties or assets are, bound, (ii) the certificate of incorporation (or similar organization document) or by-laws of AIG or any of its affiliates or (III) any judgment, decree, order, statute, rule or regulation applicable to AIG or any of its affiliates or any of its or their respective properties and assets.

   3.4 Interest in the Corporation. The transfer at the closing of the Preferred Stock and the Options to the Corporation in accordance with the terms of this Agreement will vest good title to same in the corporation, free and clear of any and all security interests, liens, claims or other encumbrances and free of any rights of first refusal.

                                      ARTICLE IV

                        POST-CLOSING AGREEMENTS OF THE PARTIES

   4.1 Non-solicitation Agreement by the Corporation. During the period from and after the Closing through and including September 30, 1997, the Corporation will not, and will cause its affiliates not to, (i) solicit or service any warranty or extended service contract business from Omni Auto in the United States and Canada (except for the performance of administrative services on behalf of AIG and/or its affiliates pursuant to the General Agency Agreement) and (ii) provide any administrative services related to any warranty or extended service contract business from Comet in the United Kingdom except if an affiliate or affiliates of AIG provide insurance related to such warranties or extended services contracts. In connection with soliciting or providing any such administrative services for Comet-related business in the United Kingdom during the period referred to in the preceding sentence, the Corporation shall not, and shall cause its affiliates not to, in any way hold themselves out as representing, assisting or otherwise acting in concert with AIG and/or its affiliates in connection with the writing of insurance for the Comet program.

   4.2 Agreement Not to Compete in Japan. During the period from and after the Closing, through and including December 31, 1997, the Corporation and each of the Management Stockholders will not, and each of the Corporation and each of the Management Stockholders will cause its or his respective affiliates and associates not to, in any way, directly or indirectly (whether in person, by mail, by telephone or other electronic communication medium or otherwise), on its or his own behalf or on behalf of or in conjunction with any other person, partnership, firm, corporation, business trust, estate, joint venture, limited liability company, association, trade group, holding company, insurance company or insurance holding company, trading company, consortium, conglomerate, bank or bank holding company, governmental entity or organization or any other entity, solicit, engage in, participate in, invest in, make loans to, consult with, provide services relating to, or otherwise assist in any activity in Japan including, without limitation, any activity that directly or indirectly (i) competes with the business of, (ii) would have the effect of diverting or taking away business from, or (iii) induces customers or potential customers not to engage in business with, Techmark or any of its subsidiaries, presently formed or which may be formed in the future, in Japan, except that the provisions of this Section 4.2 will not preclude the Corporation from conducting business with CompUSA or any of its wholly owned subsidiaries in Japan.

   4.3 Continuation of Software License and Support Agreement. With respect to that certain Software License and Support Agreement dated July 26, 1993 by and among the Corporation, Techmark and AIGE (the "Software License Agreement"), (i) in accordance with the terms of Section 18.2 thereof, the Software License Agreement is hereby novated as provided in Section 18.2(b) thereof and Sections 18.2 and 18.3 of the Software License Agreement shall otherwise be complied with, (ii) as a result of the novation effected by clause (I) of this sentence, the Software License Agreement shall continue in accordance with its terms with AIGE as the successor licensee thereunder, except that the Support Schedule attached to the Software License Agreement and contemplated by Section 12.1 thereof shall be terminated effective on the close of business on the Closing Date, and (iii) the parties hereto agree that, subject to the payment to Warrantech (UK) referred to in the last sentence of Section 1.2 hereof, no further sums are due to Warrantech (UK) from AIGE and/or Techmark under the Software License Agreement for past or future services or with respect to any other matter thereunder.

   4.4  Survival of General Agency Agreement.  The General Agency
Agreement shall remain in full force and effect on and after the Closing Date in accordance with its terms (including the terms and provisions of Addendum D thereto in the form executed by or on behalf of Warrantech Automotive, Inc., as general agent under the General Agency Agreement, on November 10, 1995 (the "Effective Addendum D")); provided, that, (i) Effective Addendum D is deemed amended consistent with the provisions of paragraph 1.6 above, (ii) Addendum D-2 (regarding "core" business written after April 30, 1995), Addendum D-3 (regarding "non-core" business written prior to October 1, 1995), Addendum D-4 (regarding "non-core" business written after September 30, 1995), Addendum E (regarding Warrantech Automotive's indemnification of Subscribing Companies), and Addendum F (regarding miscellaneous modifications and amendments to the General Agency Agreement) which are executed and attached hereto as Exhibit E shall be in full force and effect, and (iii) any form of Addendum D which is not specifically listed in this section, executed and attached as part of Exhibit E (including, but not limited to, the April 1994 draft), whether in draft or executed by any party, has no force and effect and shall not be used by any person for any purpose (including by using any terms or provisions thereof for the purpose of interpreting the meaning or intent of the terms and provisions of Effective Addendum D, D-2, D-3 or D-4 as included in Exhibit E).

   4.5 Audit Fees. Any amounts payable by any affiliate of AIG in connection with overrides and/or audit fees in connection with the writing of domestic automobile warranty and vehicle service contract business, including but not limited to amounts pursuant to the agreements entered into regarding Universal Warranty Corporation and Mechanical Breakdown Administrators, Inc. production, as well as any other agreements with any other producers, and regardless of whether any such agreement was executed, in draft, verbally agreed or otherwise, are hereby waived and all such agreements are hereby terminated. No further amounts are due in conjunction with such payments either for previously produced business or for business produced after Closing Date. This paragraph shall not affect fees received by the Corporation in connection with business produced by Dimension Holdings Inc. or any other sub-producer of the Corporation.

                                      ARTICLE V

                               EFFECT OF THIS AGREEMENT

   5.1 Termination of Securities Purchase Agreement. At the close of business on the closing Date, the Securities Purchase Agreement shall be terminated and have no further force and effect, and each party hereto waives entirely any dispute or claim with or against any other party to this Agreement in respect of the Securities Purchase Agreement or any matter governed thereby. Effective at the close of business on the Closing Date, each party to this Agreement hereby releases from liability each other party hereto with respect to the Securities Purchase Agreement or any matter governed thereby.

   5.2 Termination of Joint Venture Agreement. At the close of business on the Closing Date, the Joint Venture Agreement shall be terminated as between AIGE on the one hand, and the Corporation and Warrantech (UK) on the other, and have no further force and effect as between the two sets of parties (except that Article XI of the Joint Venture Agreement shall survive such termination; provided, that nothing contained herein shall be construed as an admission or acknowledgment that any party to the Joint Venture Agreement has received any confidential information from any other party pursuant to the Joint Venture Agreement), and the Corporation and Warrantech (UK) on the one hand, and AIG and AIGE on the other, waive entirely any dispute or claim with or against each other or against Techmark in respect of the Joint Venture Agreement or any matter governed thereby (other than the Software License Agreement) which shall continue as provided in Section 4.3 of this Agreement). Effective at the close of business on the Closing Date, the Corporation and Warrantech (UK) on the one hand, and AIG and AIGE on the other, hereby release from liability each other party with respect to the Joint Venture Agreement or any matter governed thereby.

   5.3 Resolution of dispute Regarding Subject Business. The parties hereto agree that this Agreement resolves all disputes and claims among the parties hereto relating to the interim payment of contingent commission funds for the 1993 and 1994 underwriting years with respect to the Subject Business. The Parties hereto agree that the Subject Business will be run off in the ordinary course of business and that this Agreement does not purport to address or resolve other outstanding issues arising pursuant to the Corporation's performance under the General Agency Agreement whether or not any of the Corporation and/or its affiliates or AIG and/or its affiliates are aware of any such other issues.

                                      ARTICLE VI

                                    MISCELLANEOUS

   6.1 No Waiver; Cumulative Remedies. No failure or delay on the part of the Corporation or AIG in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law, except as may be expressly so provided.

   6.2 Amendments, Waivers and Modifications. Any provision in this Agreement to the contrary notwithstanding, an amendment in or addition or modification to this Agreement and/or any Exhibit attached hereto hereof may be made, and compliance with any covenant or provision contained therein may be omitted or waived, only by a written instrument making specific reference to this Agreement signed by the party against whom any such amendment, addition, modification or waiver is sought. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

    6.3 Addresses for Notice, etc. All notices, requests, demands and other communications provided for hereunder shall be in writing and mailed, or delivered by overnight courier, or otherwise actually delivered to the applicable party at the addresses indicated below:

    If to the Corporation, to its principal office at:

         Warrantech Corporation
         300 Atlantic Street
         Stamford, Connecticut 06901
         Attention: Joel San Antonio

    With a copy to:

         Ralph A. Siciliano, Esq.
         Newman Tannenbaum Helpern
         Syracuse & Hirschtritt LLP
         900 Third Avenue
         New York, New York 10022

    If to AIG, to its principal office at:

         American International Group, Inc.
         70 Pine Street
         New York, New York 10270
         Attn: Thomas R. Tizzio

    With a copy to:

         American International Group, Inc.
         70 Pine Street
         New York, New York 10270
         Attn: General Counsel

All such notices, requests, demands and other communications shall, if mailed, be effective 10 days after being deposited in the mails, or if delivered to the overnight courier or actually delivered, when actually delivered; provided, that any notice given pursuant to Section 1.3(b)(i) and the last paragraph of Section 1.6 shall be delivered only by hand or by overnight courier and shall be deemed effective on the date received if delivered by hand on the day following the date of delivery to the overnight courier, whether or not actually received.

    Unless AIG otherwise provides notice to the Corporation, all wire transfers of quarterly installments pursuant to Section 1.5(b) hereof or payments of Remittance Amounts pursuant to Section 1.6 hereof shall be made by the Corporation to the following account:

         Citibank, NY
         ABA# 021000089
         AIG CP Pool
         A/C# 40654308

    6.4 Costs and Expenses. Each party hereto shall be responsible for his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement.

    6.5 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Corporation and AIG and their respective successors and assigns.

    6.6 Survival of Representations and Warranties. All representations and warranties made in this Agreement or any other instrument or document delivered in connection herewith shall survive the execution and delivery hereof.

    6.7 Prior Agreements. This Agreement, together with the Exhibits attached hereto, constitutes the entire agreement among the parties and supersedes any prior understandings or agreements concerning the specific subject matter set forth herein, except to the extent expressly provided for herein.

    6.8 Severability. The provisions of this Agreement are severable, and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of a provision contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement; but the Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions or part reformed so that it would be valid, legal and enforceable to the maximum extent.

    6.9 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to its conflicts of law provisions.

    6.10 Injunctive Relief. The parties hereto agree that, in the event of a breach of any provision of this Agreement, the aggrieved party may be without an adequate remedy at law. The parties therefore agree that in the event of a breach of any provision of this Agreement, the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of such provision, as well as to obtain damages for breach of this Agreement. By seeking or obtaining any such relief, the aggrieved party will not be precluded from seeking or obtaining any other relief to which it may be entitled.

    6.11 Headings. Article, Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement.

    6.12 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

    6.13 Further Assurances. From and after the date of this Agreement, upon the request of AIG or the Corporation, the Corporation and AIG, as the case may be, shall execute and deliver to the requesting person at the expense of the requesting person, such instruments, documents and other writings as may be reasonably necessary to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

                                WARRANTECH CORPORATION

                             BY:   /s/ Joel San Antonio
                                 --------------------------

                             AMERICAN INTERNATIONAL GROUP, INC.

                             BY:   /s/ Thomas Tizzio

                                 --------------------------

                             BY:  /s/  Kathleen E. Shannon
                                 --------------------------

                                 /s/ Joel San Antonio
                                 --------------------------
                                 JOEL SAN ANTONIO

                                 /s/ William Tweed
                                 --------------------------
                                 WILLIAM TWEED

                                 /s/ Jeff J. White
                                 --------------------------
                                 JEFF J. WHITE


    Each of the undersigned hereby
    agrees to and confirms as of the
    date above written each of the
    agreements or obligations imposed
    upon or to be performed by it as
    a result of the Agreement above.

    WARRANTECH (UK) LIMITED

    By:
         ----------------------------

    AIG EUROPE (UK) LIMITED


    By:     /s/ M.J. Sullivan
         ----------------------------

                                                                     EXHIBIT A-1


                      [Letterhead of Issuer of Letter of Credit]


                                                                  APRIL   , 1996


IRREVOCABLE STANDBY LETTER
OF CREDIT NO.

BENEFICIARY:

AMERICAN INTERNATIONAL GROUP, INC.
70 PINE STREET
NEW YORK, NEW YORK  10270

GENTLEMEN:

         WE HEREBY ESTABLISH IN YOUR FAVOR, AT THE REQUEST AND FOR THE ACCOUNT OF WARRANTECH CORPORATION, 300 ATLANTIC STREET, STAMFORD, CT 06901 OUR
IRREVOCABLE STANDBY LETTER OF CREDIT NO.             (THE "LETTER OF CREDIT") IN
AN AMOUNT NOT TO EXCEED IN THE AGGREGATE U.S. DOLLARS ONE MILLION FOUR HUNDRED EIGHTY THOUSAND AND 00/100 **U.S.$1,480,000.00**, EFFECTIVE IMMEDIATELY, AND EXPIRING AT OUR CLOSE OF BUSINESS ON JULY 31, 1996 (THE "EXPIRATION DATE") AT
OUR OFFICE LOCATED AT [                                   ], ATTENTION:
COMMERCIAL LOAN DIVISION, STANDBY LETTER OF CREDIT UNIT.

         FUNDS UNDER THIS IRREVOCABLE STANDBY LETTER OF CREDIT ARE AVAILABLE TO BENEFICIARY OR ITS TRANSFEREE AS HEREIN PROVIDED ( THE "TRANSFEREE") BY PAYMENT, DURING THE PERIOD COMMENCING ON THE DATE HEREOF AND ENDING ON THE EXPIRATION DATE BY BENEFICIARY'S OR TRANSFEREE'S PRESENTATION AT OUR OFFICE STIPULATED HEREIN OF THEIR DRAFT(S) DRAWN AT SIGHT ON OURSELVES AND ACCOMPANIED BY A WRITTEN CERTIFICATE SIGNED BY BENEFICIARY OR TRANSFEREE READING AS FOLLOWS:

    "THE UNDERSIGNED BEING DULY AUTHORIZED DOES HEREBY CERTIFY THAT:

         (A) PURSUANT TO SECTION 1.6 OF THAT CERTAIN AGREEMENT DATED AS OF JANUARY 1, 1996, BY AND AMONG WARRANTECH CORPORATION, A DELAWARE CORPORATION, AND AMERICAN INTERNATIONAL GROUP, INC., A DELAWARE CORPORATION ("AIG"), A REMITTANCE AMOUNT (AS DEFINED IN SAID
              SECTION 1.6) IS DUE AND PAYABLE TO AIG [OR INSERT NAME OF TRANSFEREE] OR AN ALTERNATIVE DRAWDOWN EVENT (AS DEFINED IN SAID
              SECTION 1.6) HAS OCCURRED; AND

         (B) THE AMOUNT OF THE ACCOMPANYING SIGHT DRAFT(S) (TOGETHER WITH THE AGGREGATE AMOUNT OF ALL PRIOR DRAWINGS UNDER THIS STANDBY LETTER OF CREDIT) DOES NOT EXCEED THE AMOUNT AVAILABLE FOR DRAWING UNDER THIS STANDBY LETTER OF CREDIT; AND

         (C)  PAYMENT OF THIS DRAWING IS TO BE MADE BY FED FUNDS WIRE TRANSFER
              TO [                           ] FOR CREDIT TO ACCOUNT NUMBER
                             ,                             , AND SHOWING THE
              'REFERENCE.'"

THERE IS NO LIMITATION ON THE NUMBER OR FREQUENCY OF DRAWINGS PERMITTED
HEREUNDER.

         PAYMENT OF A DRAWING UNDER THIS LETTER OF CREDIT SHALL BE MADE BY FED WIRE TRANSFER TO THE ACCOUNT SPECIFIED IN THE CERTIFICATE ACCOMPANYING THE SIGHT DRAFT.

         THIS LETTER OF CREDIT IS TRANSFERABLE MORE THAN ONCE, IN ITS ENTIRETY AND NOT IN PART, TO ANY AFFILIATE OF AIG BUT NOT OTHERWISE TRANSFERABLE. TRANSFER OF THIS LETTER OF CREDIT TO ANY SUCH TRANSFEREE SHALL BE EFFECTED BY THE PRESENTATION TO US OF THIS LETTER OF CREDIT ACCOMPANIED BY A TRANSFER INSTRUCTION IN THE FORM OF ANNEX A ATTACHED HERETO. UPON SUCH PRESENTATION, WE SHALL FORTHWITH EFFECT SUCH TRANSFER OR, IF SO REQUESTED BY THE TRANSFEROR, ISSUE A REPLACEMENT LETTER OF CREDIT TO ANY SUCH TRANSFEREE WITH PROVISIONS THEREIN CONSISTENT WITH THE TERMS OF THIS LETTER OF CREDIT, IN WHICH CASE THIS LETTER OF CREDIT MUST BE PRESENTED TO THE BANK FOR CANCELLATION.

         IN THE EVENT THAT THIS LETTER OF CREDIT IS TRANSFERRED, DRAFT(S) AND CERTIFICATE REQUIRED HEREIN MUST BE EXECUTED BY THE TRANSFEREE.

         EXCEPT AS OTHERWISE EXPRESSLY STATED HEREIN, THIS LETTER OF CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION) (INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 500) OR ANY LATER REVISION WHICH MAY BE IN EFFECT AT THE TIME (THE "UNIFORM CUSTOMS"). THIS LETTER OF CREDIT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, INCLUDING THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN THE STATE OF NEW YORK, AND SHALL, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW.

         ALL DRAWINGS UNDER THIS LETTER OF CREDIT AND ALL COMMUNICATIONS WITH RESPECT TO THIS LETTER OF CREDIT SHALL BE IN WRITING AND SHALL BE ADDRESSED TO
US AT                                         , ATTENTION:  COMMERCIAL LOAN
DIVISION, STANDBY LETTER OF CREDIT UNIT, SPECIFICALLY REFERRING TO THE NUMBER OF THIS LETTER OF CREDIT.

         THIS LETTER OF CREDIT SETS FORTH IN FULL THE TERMS OF OUR UNDERTAKING AND SUCH UNDERTAKING SHALL NOT IN ANY WAY BE MODIFIED, AMENDED OR AMPLIFIED OR LIMITED BY REFERENCE TO ANY DOCUMENT, INSTRUMENT OR AGREEMENT REFERRED TO HEREIN, EXCEPT ONLY THE CERTIFICATE AND THE SIGHT DRAFT(S) REFERRED TO HEREIN; ANY SUCH REFERENCE SHALL NOT BE DEEMED TO INCORPORATE HEREIN BY REFERENCE ANY DOCUMENT, INSTRUMENT OR AGREEMENT EXCEPT FOR SUCH CERTIFICATE AND SIGHT DRAFT(S).

         WE HEREBY AGREE WITH YOU THAT DRAFT(S) DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED ON DUE PRESENTATION TO _____________________________.


                                  VERY TRULY YOURS,




                                  --------------------------------------------
                                  (AUTHORIZED SIGNATURE)

                                                                       Exhibit B


                                 DEED OF RESIGNATION


To: Techmark Services Limited
    Jordan House,
    47 Brunswick Place,
    LONDON N1 6EE


                                                                      April 1996


         I, _____________________, c/o __________________________, hereby resign with effect from the close of business today as a Director of Techmark Services Limited (the "Company").

         I declare that no sums are due to me from the Company by way of compensation for loss of office or otherwise and that I have no claims whatsoever against the Company arising out of my tenure of office as a Director of the Company but, to the extent that any such claim exists, I hereby release the Company from any liability whatsoever in respect thereof.

         IN WITNESS whereof I have executed this Deed the      day of April
1996.

         Signed as a Deed and delivered by the said______________________ in the presence of:


Name of witness:

Signature:

Address:

                                                                       Exhibit C


                                LETTER OF RESIGNATION


To: Warrantech Corporation
    300 Atlantic Street
    Stamford, CT  06901


                                                                April     , 1996


         I, ______________________________, c/o_______________________________,
hereby resign with effect from the close of business today as a Director of Warrantech Corporation (the "Company").

         I declare that no sums are due to me from the Company by way of compensation for loss of office or otherwise and that I have no claims whatsoever against the Company arising out of my tenure of office as a Director of the Company but, to the extent that any such claim exists (other than a claim properly indemnifiable under the Company's Certificate of Incorporation and By-laws as in effect on the date hereof), I hereby release the Company from any liability whatsoever in respect thereof. By accepting this letter of resignation, the Company agrees and confirms that I am entitled to indemnification, and will be indemnified to the fullest extent, under the Company's Certification of Incorporation and By-laws as in effect on the date hereof.

         IN WITNESS WHEREOF, I have executed this letter on the      day of
April 1996.



                                       ------------------------------------
                                       Name:


Accepted and Confirmed as
of the date above written:


WARRANTECH CORPORATION


By:
    -----------------------------------
    Name:
    Title:

                                                                       Exhibit E

            [EXHIBIT E (39 PAGES) HAS BEEN REDACTED AND FILED SEPARATELY
              AS PART OF A CONFIDENTIALITY REQUEST WITH THE COMMISSION.]

                                      AGREEMENT


         THIS AGREEMENT dated as of January 1, 1996, by and among WARRANTECH CORPORATION, a Delaware corporation ("Warrantech"), JOEL SAN ANTONIO, WILLIAM TWEED, and JEFF J. WHITE and AMERICAN INTERNATIONAL GROUP, INC., a Delaware corporation ("AIG") (hereinafter referred to as the "parties").

         WHEREAS, Warrantech and AIG have entered into an Agreement, dated as of January 1, 1996 (the "Agreement"), which, among other things, provides for the termination of the Securities Purchase Agreement dated July 19, 1993 (the "Securities Purchase Agreement") between and among the parties.

         NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained and for other good and valuable consideration, the parties hereby agree as follows:

         As of the close of business on the Closing Date (as defined in the Agreement), the Securities Purchase Agreement is terminated and shall have no further force and effect, and each party hereto waives entirely any dispute or claim with or against any other party in respect of the Securities Purchase Agreement or any matter governed thereby and all rights thereunder. Effective at the close of business on the Closing Date, each party hereto hereby releases from liability each other party hereto hereby released from liability each other party hereto with respect to the Securities Purchase Agreement or any matter governed thereby.

                             WARRANTECH CORPORATION



                             By:  /s/ Joel San Antonio
                                 -------------------------------------
                             Title:   Chief Executive Officer


                             AMERICAN INTERNATIONAL GROUP, INC.



                             By:  /s/ Thomas Tizzio
                                 -------------------------------------
                             Title:



                                     /s/ Joel San Antonio
                                 -------------------------------------
                                     Joel San Antonio



                                     /s/ William Tweed
                                 -------------------------------------
                                     William Tweed



                                     /s/ Jeff J. White
                                 -------------------------------------
                                    Jeff J. White